UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): September 20, 2011

Midas Medici Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0920

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective September 20, 2011, Midas Medici Group Holdings, Inc. (the “Company”) entered into an amendment to each of the employment agreements with Nana Baffour, CEO and Executive Chairman and Johnson Kachidza, President and CFO.

Pursuant to the amendment entered into with Mr. Baffour, the Company agreed to pay up to 30% of the bonus provided for under the employment agreement, in shares of common stock of the Company.

Pursuant to the amendment entered into with Mr. Kachidza (the “Kachidza Amendment”), Mr. Kachidza’s Base Salary was amended to provide for an amendment to the Base Salary to provide for an increase to $287,000 ( instead of $350,000 as provided for in the employment agreement) upon the earlier to occur of the third anniversary of the employment agreement or the date the Company publicly reports gross revenues of at least $100,000,000. Pursuant to the Kachidza Amendment, the Company agreed to pay up to 30% of the bonus to Mr. Kachidza in shares of common stock of the Company. The Kachidza Amendment also provides for an amendment to Mr. Kachidza’s title to reflect that of President and Chief Financial Officer.

The above is a summary of each of the amendments and is qualified in its entirety by the provision of each of the documents which are included as Exhibits 10.1 through 10.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number                                Description

10.1*	Amendment to Employment Agreement between Midas Medici Group Holdings, Inc. and Nana Baffour dated as of September 20, 2011.

10.2*	Amendment to Employment Agreement between Midas Medici Group Holdings, Inc. and Johnson Kachidza dated as of September 20, 2011

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas Medici Group Holdings, Inc.

Date: September 23, 2011	By:	/s/ Nana Baffour
Nana Baffour, CEO and
Co-Executive Chairman

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